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                               LIQUID AUDIO, INC.
                (Name of Registrant as Specified in Its Charter)
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                               MM COMPANIES, INC.,
  JEWELCOR MANAGEMENT, INC., BARINGTON COMPANIES EQUITY PARTNERS, L.P., RAMIUS
                   SECURITIES, LLC, DOMROSE SONS PARTNERSHIP,
                    JAMES A. MITAROTONDA and SEYMOUR HOLTZMAN
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
--------------------------------------------------------------------------------

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              Questions to ask Liquid Audio Inc. Board of Directors


1. Why did you add two Directors just six weeks before the Annual Meeting, considering that if we merge with Alliance, only three Directors from LQID will go to the new entity?

2. Why have you never entertained the offers to purchase LQID by Steel Partners and MM Companies?

3. How many employees are left and what do you expect revenues to be for the 3rd and 4th Quarter? Cash Burn Rate?

4. Why hasn't the Board decided to liquidate the Company? All large shareholders except Management have supported liquidation.

5. What was the purpose of the frivolous lawsuit against the Company's two largest shareholders? What was the cost for this litigation?

6.    Why did the Board reduce the poison pill to 10% from 15%?

7.    Why did Ann Winblad vote against the merger with Alliance?

8. How much money has the Company spent on the proposed merger with Alliance? Legal, Investment Bankers, Accountants, etc...

9.    Does LQID have any off balance sheet liabilities?

10. What are LQID's outstanding real estate obligations? Any space currently sublet or in the process of subletting?